10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Health Care Fund

Security

Visicu, Inc.
Advisor

EIMCO
Transaction
 Date
-----
4/3/2006
Cost
----
$1,392
% of
Offering Purchase

0.02%

Broker

Morgan Stanley & Thomas Weisel Partners LLC
Underwriting
------------
Syndicate
Members
Morgan Stanley
Wachovia Securities
Thomas Weisel Partners LLC
William Blair & Company

Fund

Health Care Fund

Security

CPI International

Advisor

EIMCO
Transaction
 Date
-----
4/28/2006
Cost
----
$75,000
% of
Offering Purchase
-----------------
1.00%
Broker
UBS Investment Bank
Underwriting
------------
Syndicate
Members
UBS Investment Bank
Bear, Stearns & Co. Inc.
Wachovia Securities
Banc of America Securities LLC


Fund

Healthcare Fund

Security

Wellcare Health Plans Inc

Advisor

EIMCO
Transaction
 Date
-----
3/9/2006
Cost
----
$3,152
% of
Offering Purchase
-----------------
0.06%
Broker
------
Morgan Stanley
Underwriting
------------
Syndicate
Members
Morgan Stanley
Goldman, Sachs & Co.
Lehman Brothers
Wachovia Securities


Fund

Healthcare Fund

Security

Wellcare Health Plans Inc

Advisor

EIMCO
Transaction
 Date
-----
3/9/2006
Cost
----
$3,152
% of
Offering Purchase
-----------------
0.06%
Broker
------
Morgan Stanley
Underwriting
------------
Syndicate
Members
Morgan Stanley



Fund

Utility and Telecommunications Fund

Security

Regency Energy Partners

Advisor

EIMCO

Transaction Date

1/27/2006

Cost

$3,210,000

% of offering price

1.17%

Broker

A.G. Edwards & Lehman Brothers & McDonald Investments Inc.
Underwriting

Syndicate
Members

UBS Investment Bank

Fund

Utility and Telecommunications Fund

Security

DCP Midstream Partners

Advisor

EIMCO

Transaction Date

11/30/2005

Cost

$1,741,500

% of offering price

0.90%

Broker

A.G. Edwards

Underwriting Syndiate Members

Lehman Brothers